Exhibit 3.1.1

EXECUTION VERSION

CAPITAL ONE MASTER TRUST

SECOND AMENDMENT TO AMENDED AND

RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF CAPITAL ONE FUNDING, LLC

This SECOND AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of October 1, 2022 (this “Amendment”), to the Amended and Restated Limited Liability Company Agreement of Capital One Funding, LLC, dated as of July 31, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008 (as so amended and restated, the “Agreement”), is entered into by CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (“CONA”), and Karla Boyd, as Independent Director of Capital One Funding, LLC (the “Independent Director”).

RECITALS

WHEREAS, effective October 1, 2022, Capital One Bank (USA), National Association, a national banking association (“COBNA”), was merged with and into CONA (said transaction, the “Merger”);

WHEREAS, by virtue of the Merger, all property of every type and interests therein, all rights, franchises, and choses in action, and all of the liabilities and obligations of every kind and description of COBNA became the property, rights, franchises, and choses in action, and liabilities and obligations of CONA without any other transfer, and, upon the Merger, and without any order or other action, CONA shall hold and enjoy all rights of property, franchises, and interests in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by COBNA at the time of the Merger, subject to applicable law; and

WHEREAS, for the avoidance of doubt, in connection with the Merger, COBNA, in its individual capacity, assigned all of its right, title, and interest, and delegated all of its duties, obligations, and liabilities, in, to, and under the Agreement to CONA, in its individual capacity, pursuant to an Omnibus Securitization Agreements Assignment and Assumption Agreement, dated as of October 1, 2022 (the “Assignment and Assumption Agreement”), among COBNA, in its capacity as Original Seller, Servicer and Administrator and in its individual capacity, Capital One Funding, LLC, a Virginia limited liability company, as Transferor and in its individual capacity, CONA, in its capacity as New Seller, Servicer and Administrator and in its individual capacity, The Bank of New York Mellon, a New York banking corporation, as Trustee and as Indenture Trustee, Capital One Multi-asset Execution Trust, a statutory trust organized under the laws of the State of Delaware, as Issuer, the Independent Director, Clayton Fixed Income Services LLC, a Delaware limited liability company, as Asset Representations Reviewer, and Capital One Services, LLC, a Delaware limited liability company, as subservicer and in its individual capacity;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do covenant and agree as follows:

ARTICLE I

AMENDMENTS

SECTION 1.1.  Amendments to the Agreement.  Each party to the Agreement hereby agrees that the Agreement shall be amended as follows:

          (a)      by deleting all references therein to “Capital One Bank (USA), National Association” and replacing such references with “Capital One, National Association”;

(b)      by deleting in Section 2 the phrase “140 East Shore Drive, Room 1048, Glen Allen, Virginia 23059” and replacing it with “1600 Capital One Drive, Room 27907A, McLean, Virginia 22102, Attention: Assistant Vice President”; and

(c)     by deleting in Schedule B the mailing address “2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia 22042” and replacing it with “1680 Capital One Drive, McLean, Virginia 22102, Attention: Managing Vice President, Treasury Capital Markets, with a copy to Senior Director, Associate General Counsel, Corporate Capital Markets”.

ARTICLE II

ACKNOWLEDGEMENT OF ASSIGNMENT AND ASSUMPTION

SECTION 2.1.  Acknowledgement of Assignment and Assumption of the Agreement.  CONA, in its individual capacity, acknowledges and confirms that it is bound by the Agreement, that it has accepted all of COBNA’s right, title, and interest, and has assumed all of COBNA’s duties, obligations, and liabilities and the performance of every covenant, in, to, and under the Agreement, and has agreed that it shall be substituted for COBNA, in its individual capacity, under the Agreement. For the avoidance of doubt, CONA hereby expressly assumes the performance of every covenant and obligation of COBNA under the Agreement.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1.  Conditions to Effectiveness.  The amendments provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a)      satisfaction of the Rating Agency Condition;

(b)      delivery of counterparts of this Amendment, duly executed by the parties hereto;

(c)      delivery of counterparts of the Assignment and Assumption Agreement, duly executed by the parties thereto; and

(d)      COBNA has been merged with and into CONA.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1.  Waiver of Notice. Notwithstanding anything to the contrary set forth in the Agreement, each of the undersigned parties hereby waives any notice or other timing requirements with respect to and gives its consent to the amendments provided for herein.

SECTION 4.2.  Ratification of Agreement. Except as specifically amended, modified or supplemented by this Amendment, the Agreement is hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. Each of the parties to the Agreement agrees to be bound by the terms of the obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

SECTION 4.3.  Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which, when executed, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 4.4.  Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.5.  Defined Terms and Section References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement or, if not defined therein, in the Assignment and Assumption Agreement. All Section or Subsection references herein shall mean Sections or Subsections in the Agreement, except as otherwise provided herein.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the date first above written.

MEMBER:

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Franco E. Harris
Name: Franco E. Harris
Title: Managing Vice President,
Treasury Capital Markets

INDEPENDENT DIRECTOR:

By:	/s/ Karla Boyd
Name: Karla Boyd

[Signature Page to Second Amendment to Limited Liability Company Agreement of

Capital One Funding, LLC]